UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 16, 2014

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code:
(216) 694-5700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On October 17, 2014, Cliffs Natural Resources Inc. (the "Company") issued a news release announcing, among other things, that it expects to record a non-cash impairment of long-lived assets of approximately $6 billion, after tax, for its seaborne iron ore and coal assets in the third quarter of 2014. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.06	Material Impairments.
On October 16, 2014, the Company determined that it expects to report a non-cash impairment of its long-lived assets of approximately $6 billion, after tax, for its seaborne iron ore and coal assets in its third quarter financial statements. The non-cash accounting charge will not impact the Company's cash flows from operations or any future operations. The impairment of long-lived assets is substantially driven by the Company’s revised outlook for long-term pricing trends and adverse market conditions for seaborne iron ore and metallurgical coal.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description

99.1
Cliffs Natural Resources Inc. news release dated October 17, 2014 captioned, “Cliffs Natural Resources Inc. Expects to Include Non-cash Asset Impairment Charges within Its Third Quarter Results” (furnished pursuant to Item 2.02 of Form 8-K)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date:	October 17, 2014	By:	/s/ James D. Graham
Name: James D. Graham
Title: Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1
Cliffs Natural Resources Inc. news release dated October 17, 2014 captioned, “Cliffs Natural Resources Inc. Expects to Include Non-cash Asset Impairment Charges within Its Third Quarter Results” (furnished pursuant to Item 2.02 of Form 8-K)